Exhibit 99.1
NEWS RELEASE

IDACORP Announces 13.2% Increase to Quarterly Common Stock Dividend,
IDACORP and Idaho Power Appoint Jibson and Anderson to Boards of Directors

BOISE, Idaho, September 19, 2013 - IDACORP, Inc. (NYSE: IDA) announced today the approval by the IDACORP Board of Directors of an increase to IDACORP's quarterly common stock dividend. IDACORP also announced the appointment of two new members to the IDACORP Board of Directors, as well as to the board of directors of its primary subsidiary, Idaho Power Company.

Increase in Quarterly Common Stock Dividend

At its meeting on September 19, 2013, the IDACORP Board of Directors approved a 13.2 percent increase in the regular quarterly cash dividend on IDACORP's common stock to $0.43 per share. At the new rate, the dividend on an annualized basis is $1.72 per share. The next quarterly dividend at the new rate is payable December 2, 2013 to IDACORP shareholders of record on November 6, 2013.

“Based on IDACORP's current estimates for earnings and cash flow, assuming the company meets those estimates and depending on other factors influencing dividend decisions, IDACORP's management anticipates recommending to the IDACORP Board of Directors additional annual increases to the quarterly common stock dividend of greater than five percent, with the next recommended increase by September 2014. Management anticipates recommending these increases until the dividend reaches the upper end of the target dividend payout ratio of between 50 and 60 percent of sustainable IDACORP earnings,” stated IDACORP President and Chief Executive Officer and Idaho Power Chief Executive Officer J. LaMont Keen.

Appointment of New Board Members

IDACORP also announced following today's meeting of its Board of Directors the appointment of Ronald W. Jibson and Darrel T. Anderson to serve on the boards of directors of IDACORP and Idaho Power. Jibson is Chairman, President and Chief Executive Officer of Questar Corporation. Anderson is Executive Vice President - Administrative Services and Chief Financial Officer of IDACORP and President and Chief Financial Officer of Idaho Power.

Jibson is a 32 year Questar employee. Previously in his career, he held multiple positions with Questar Gas Company, including president and CEO, executive vice president, and vice president of operations. Questar Gas Company provides natural gas services to about 900,000 customers in Utah, southern Idaho and southwestern Wyoming.

Anderson has worked for Idaho Power since 1996 and IDACORP since its inception in 1998. Prior to his current appointments, Anderson served as Idaho Power's senior vice president of administrative services and CFO, vice president, CFO and treasurer, vice president of finance and as a controller in the finance department.

“Ron and Darrel are both extremely accomplished professionals, and outstanding additions to our boards,” said Keen. “Their extensive experience and expertise in the energy sector and in engineering and finance make them great additions for advancing the companies' current goals and long-term objectives.”

IDACORP and Idaho Power Board Chairman Robert Tinstman weighed in on the new appointments as well. “Both new board members have deep roots in the Mountain West, which gives them a great understanding of our region and its unique characteristics, from both a system and a customer perspective. We are fortunate to welcome business leaders of Ron's and Darrel's caliber to our boards.”

In addition to his professional experience, Jibson's industry involvement includes positions as chairman of the American Gas Association, immediate past chairman of the Western Energy Institute, and board member of the Gas Technology Institute. He has also serves on several charitable/educational boards. Jibson is chairman of the Utah State University Board of Trustees, vice-chair of the Salt Lake Chamber Board of Directors, board member of the Economic Development Corporation, and board member of the Utah Symphony/Utah Opera. Jibson graduated from Utah State University with a Bachelor of Science in Civil Engineering, and later received a Masters of Business Administration from Westminster College. He is a licensed professional engineer in the state of Utah.

In addition to his professional affiliations, Anderson's philanthropic activities include his role as vice president of the board of the Women's and Children's Alliance, and board memberships on the Saint Alphonsus Health System and the Oregon State University Business Advisory Council. Anderson graduated from Oregon State University with a Bachelor of Science in Accounting and Finance, and completed the Harvard Graduate School of Business Advanced Management Program. He is a licensed Certified Public Accountant in Oregon (retired). He holds directorships with the Edison Electric Institute and the State of Idaho Workforce Development Council.

Background Information

IDACORP, Inc. (NYSE: IDA) is based in Boise, Idaho and was formed in 1998 as a holding company. IDACORP subsidiaries include: Idaho Power Company, a regulated electric utility; IDACORP Financial, an investor in affordable housing projects and real estate; and Ida-West Energy, an operator of small hydroelectric projects. IDACORP's origins lie with Idaho Power Company and operations beginning in 1916. Today, Idaho Power Company employs approximately 2,000 people who serve more than 500,000 customers throughout a 24,000-square-mile area in southern Idaho and eastern Oregon. To learn more, visit www.idahopower.com or www.idacorpinc.com.

Forward-Looking Statements

In addition to the historical information contained in this press release, this press release contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those regarding IDACORP, Inc.'s expectations with respect to the timing and amount of dividend payouts, its ability to pay and increase its dividend, management's anticipated recommendations of dividend increases, and providing a return to its shareholders. Forward-looking statements are not guarantees of future performance and involve estimates, assumptions, risks, and uncertainties. Actual results, performance, or outcomes may differ materially from the results discussed in the statements. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in such statements are included in IDACORP, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the U.S. Securities and Exchange Commission on February 21, 2013, and subsequent reports filed by IDACORP, Inc. and its subsidiary, Idaho Power Company, with the U.S. Securities and Exchange Commission. Dividend declarations and the dividend rate are at the discretion of IDACORP, Inc.'s board of directors and depend on numerous factors, including those described in IDACORP, Inc.'s and Idaho Power Company's filings with the U.S. Securities and Exchange Commission. IDACORP, Inc.'s expectations with respect to dividends may be affected by current and projected capital requirements, IDACORP, Inc.'s liquidity position and earnings, capital expenditures, changes in cash flow, the competitiveness of the dividend yield, business cycles, credit rating impacts, legal requirements and changes in laws and regulations, long-term financial and operational sustainability, changes in tax laws, and other factors. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. IDACORP, Inc. and Idaho Power Company disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

Investor and Analyst Contact	Media Contact
Lawrence F. Spencer	Stephanie McCurdy
Director of Investor Relations	Corporate Communication
Phone: (208) 388-2664	Phone: (208) 388-6973
LSpencer@idacorpinc.com	SMcCurdy@idahopower.com